UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2023

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2023, Varagon Capital Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”). Shareholders of record at the close of business on July 28, 2023 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 41,501,706 shares of common stock outstanding and entitled to vote. A quorum consisting of 35,405,826 shares of common stock of the Company were present or represented by proxy at the Special Meeting.

The Company’s shareholders voted on and approved one proposal at the Special Meeting. The final voting results from the Special Meeting were as follows:

Proposal 1 – The proposal to approve a new investment advisory agreement by and between the Company and VCC Advisors, LLC (the “New Advisory Agreement”) was approved by the following vote:

Votes For	Votes Against	Abstentions
35,405,826	0	0

The New Advisory Agreement will become effective upon the consummation of the transaction contemplated by the Agreement and Plan of Merger, dated July 5, 2023, by and among Varagon Capital Partners, L.P. and affiliates of Man Group plc, which is anticipated to occur on or about September 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: August 25, 2023	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer